SCHEDULE 14A

                     Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to Rule
         14a-11(c) or Rule 14a-12
[_]     Confidential, for use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))

                              TII Industries, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)   Title of each class of securities to which transaction applies:


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      (2)   Aggregate number of securities to which transaction applies:


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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:


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      (4)   Proposed maximum aggregate value of transaction:


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      (5)   Total fee paid:


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[X]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:


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      (3)   Filing Party:


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      (4)   Date Filed:


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



                              TII INDUSTRIES, INC.

                                1385 Akron Street
                            Copiague, New York 11726
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 4, 1996
                               ------------------

To the Stockholders of
TII Industries, Inc.:

           NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, on Wednesday, December 4, 1996 at 4:00 p.m., New York time, at which the following matters are to be presented for consideration:

           1. The election of three Class II directors to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified;


           2. The adoption of amendments to the Company's Certificate of Incorporation to remove the Company's Class B Stock and Class C Stock from shares which the Company is authorized to issue, renumber and reletter subsections and revise cross references as a result of such removal, and correct minor typographical errors, and adoption of a Restated Certificate of Incorporation which would integrate and combine the full text of the Company's Certificate of Incorporation, as amended, into one combined document;


           3. A proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 27, 1997; and

           4.         The  transaction  of such other  business as may  properly
                      come   before   the   meeting  or  any   adjournments   or
                      postponements thereof.

           The close of business on October 18, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, 1385 Akron Street, Copiague, New York.

                                             By Order of the Board of Directors,

                                                      Dorothy Roach,
                                                        Secretary

October 28, 1996

           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                              TII INDUSTRIES, INC.
                                1385 Akron Street
                            Copiague, New York 11726
                              --------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                         To be Held on December 4, 1996
                            ------------------------

           This Proxy Statement, to be mailed to stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), on or about October 28, 1996, is furnished in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 4, 1996 at 4:00 p.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York.


           The close of business on October 18, 1996 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 7,430,337 shares of the Company's Common Stock ("Common Stock"). The presence of a majority of all such shares at the Meeting, in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters voted on at the Meeting. A plurality of the votes of shares present in person and represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors (Proposal 1), the affirmative vote of a majority of the outstanding shares will be required to adopt the proposed amendments to, and restatement of, the Company's Certificate of Incorporation (Proposal 2) and the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 27, 1997 (Proposal 3).


           Proxies properly executed and received in time for the Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification, for all nominees named herein to serve as directors and in favor of each of the matters proposed in this Proxy Statement by the Board of Directors. Proxies will also be voted in the discretion of those named in the Proxy with respect to such other matters as may come before the Meeting. Proxies submitted which contain abstentions or broker non-votes may be deemed present at the Meeting for determining the presence of a quorum. Abstentions are considered shares entitled to vote at the Meeting, while shares subject to broker non-votes with respect to any matter are not considered shares entitled to vote with respect to that matter. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the selection of independent public accountants. Since adoption of the proposed amendments to, and restatement of, the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares, shares abstaining and broker non-votes will effectively be an "against" vote on that matter. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by a written notice of revocation to Dorothy Roach, Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, by submitting a duly executed proxy bearing a later date at the foregoing address or at the Meeting, or by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

           The following table sets forth information, as of September 30, 1996, with respect to the beneficial ownership of Common Stock by (i) each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee to serve as a director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation", below, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.



                                                     Common Stock
                                               ----------------------------
Name and Address                                                   Percent
     of                                        Shares                of
Beneficial Owner                               Owned              Class (1)
----------------                               ------             ---------

Alfred J. Roach                                844,100(2)          11.2%
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657

Dorothy Roach                                   60,704(3)             *
Route 2-Kennedy
Avenue, Guaynabo,
Puerto Rico 00657

Timothy J. Roach                               605,253(4)           8.0%
1385 Akron Street
Copiague, NY 11726


The Putnam Advisors Company, Inc.              480,100(5)           6.5%
1 Post Office Square
Boston, MA 02109

Kennedy Capital Management, Inc.               424,719(6)           5.7%
10829 Olive Boulevard
St. Louis, MO 63141

William J. Rouhana, Jr.                        390,763(7)           5.2%
575 Fifth Avenue
New York, NY 10017

                                                     Common Stock
                                               ----------------------------
Name and Address                                                   Percent
     of                                        Shares                of
Beneficial Owner                               Owned              Class (1)
----------------                               ------             ---------


Overseas Private                               400,000(8)              5.1%
Investment Corporation
1615 M Street, N.W.
Washington, DC 20527

C. Bruce Barksdale                              25,998(9)              *

Timothy R. Graham                              125,000(7)              1.7%

James R. Grover, Jr.                            25,600(10)             *

Dr. Joseph C. Hogan                             24,830(11)             *

William G. Sharwell                             25,000(12)             *

Dare P. Johnston                                28,000(13)             *

Carl H. Meyerhoefer                             28,000(13)             *


James A. Roach                                  33,488(14)             *

All executive officers and                   2,296,638(15)            29.1 %
directors as a group
(15 persons)

----------------


(1) Asterisk indicates that the Percent of Class is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options or conversion of indebtedness (to the extent exercisable or convertible on or within 60 days after September 30, 1996) held by such persons or entity but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.


(2) Includes 100,360 shares subject to options held under the Company's 1986 Stock Option Plan. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

(3) Includes 8,960 shares subject to options held under the Company's 1986 Stock Option Plan. Excludes the shares owned by Mrs. Roach's husband, Alfred J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership.

(4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership); 4,240 shares owned by Mr. Roach as trustee or custodian for his children; and 100,000 shares subject to options held under the Company's 1986 Stock Option Plan.


(5) The Putnam Advisory Company, Inc. is an investment advisor with sole dispositive power as to all 480,100 shares and no voting power and shared voting power as to 239,700 and 240,400 of such shares, respectively.

(6) Kennedy Capital Management, Inc. is an investment advisor with sole dispositive power as to all 424,719 shares and no voting power and sole voting power as to 46,550 and 378,169 of such shares, respectively.


(7)   Includes   15,000  shares   subject   options  under  the  Company's  1994
      Non-Employee Director Stock Option Plan.

(8)   Represents   300,000  shares  issuable  upon  conversion  of  $750,000  of indebtedness and 100,000 shares issuable upon the exercise of an option.

(9) Includes 78 shares owned by Mr. Barksdale's children and 18,000 shares subject to options held under the Company's 1983 Employee Incentive Stock Option Plan and 1986 Stock Option Plan.



(10) Includes 20,000 shares subject to options held under the Company's 1986 Stock Option Plan and under the Company's 1994 Non-Employee Director Option Plan.

(11) Includes 24,750 shares subject to options held under the Company's 1986 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan.

(12) Represents 25,000 shares subject to options held under the Company's 1986 Stock Option Plan and under the Company's 1994 Non-Employee Director Option Plan.

(13) Represents 28,000 shares subject to options held under the Company's 1986 Stock Option Plan.

(14) Includes 1,000 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 25,000 shares subject to options held under the Company's 1986 Stock Option Plan.

(15)  Includes 451,070 shares subject to options.

                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS


           The Company's current Restated Certificate of Incorporation, as amended, and By-Laws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. These classes are to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with each class to include not less than two directors.


           The Company's Board of Directors presently consists of nine directors divided into three classes. The term of office of Class II directors continues until the Meeting, the term of office of Class III directors continues until the next succeeding annual meeting of stockholders and the term of office of Class I directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting directors are chosen to succeed those in the class whose term expires at that meeting.

           The terms of three  members of the Board will expire at the  Meeting:
Timothy R. Graham, James R. Grover, Jr. and Dorothy Roach, all of whom were previously elected by stockholders. At the Meeting, holders of Common Stock will elect three Class II directors to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Timothy R. Graham, James R. Grover, Jr. and Dorothy Roach (the "nominees") to serve as Class II directors.

           In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

           CLASS II DIRECTORS

           Timothy R. Graham, 46, has been a director of the Company since August 1992. Since October 1994, Mr. Graham has served as Executive Vice President of WinStar Communications, Inc. ("WinStar Communications"), a telecommunications and information services company. From October 1990 through September 1994, Mr. Graham was engaged in the private practice of law and served in various capacities with National Capital Management Corporation, a company engaged through its subsidiaries in various businesses, such as the ownership of real estate rental properties, industrial manufacturing and insurance matters, including as Corporate Secretary and as President of its primary real estate and insurance subsidiaries. During that period, Mr. Graham also acted in various capacities for WinStar Services, Inc. ("WinStar Services"), a wholly-owned subsidiary of WinStar Companies, Inc. ("WinStar Companies") and its affiliated companies, which are engaged in the business of merchant banking and consulting. Prior to 1990, Mr. Graham was a partner in the law firm of Nixon, Hargrave, Devans & Doyle specializing in corporate finance, regulatory and business law. Mr. Graham is also a director of National Capital Management Corporation.

           James R. Grover, Jr., 77, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law in the State of New York since 1974, and has been General Counsel to the Company for more than the past five years.

           Dorothy Roach, 73, has been Secretary of the Company for more than the past five years, served as Treasurer of the Company for more than five years prior to relinquishing that position in December 1993 and, except for a brief period, has been a director of the Company since 1964.

BACKGROUND OF CONTINUING DIRECTORS

           CLASS I DIRECTORS

           C. Bruce Barksdale, 65, has been a Vice President of the Company since August 1971, becoming Senior Vice President (responsible for customer and product development) in October 1993, and a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

           Dr. Joseph C. Hogan, 74, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Tech. He is past President of the American Society of Engineering Education. Dr. Hogan is also a director of American Biogenetic Sciences, Inc. ("ABS"), a company that conducts research and development of therapeutic and diagnostic products primarily in the areas of blood coagulation and neurodegenerative diseases.

           William G. Sharwell, 75, was appointed as a director of the Company in October 1995. Mr. Sharwell was President of Pace University in New York from 1984 until his retirement in 1990. He was Senior Vice President of American Telephone & Telegraph Company between 1976 and 1984, and previously served as executive Vice President of Operations of New York Telephone Company. Mr. Sharwell serves as an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Retirement Fund), L.P., registered investment companies under the Investment Company Act of 1940. He also serves on the Board of Directors of ABS and US Life Corporation.

           CLASS III DIRECTORS

           Alfred J. Roach, 81, has served as Chairman of the Board of Directors of the Company since July 1980, Chief Executive Officer from July 1980 to January 1995 and President and/or Chairman of the Board of Directors of the Company and its predecessor from its founding in 1964 until July 1980. He has been a director of the Company since its formation. Mr. Roach has also served as Chairman of the Board of Directors of ABS since September 1983.


           Timothy J. Roach, 49, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Chief Operating Officer since May 1987, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University's Business School Program for Management Development. Mr. Roach has also served as Treasurer, Secretary and a director of ABS since September 1983.


           William J. Rouhana, Jr., 44, has been a director of the Company since August 1992. Mr. Rouhana has been Chairman of the Board since February 1991, and Chief Executive Officer since May 1994, of WinStar Communications. Mr. Rouhana was President and Chief Executive Officer of WinStar Companies, Inc. ("WinStar Companies") from 1983 until November 1995, the parent of WinStar Services. Through WinStar Companies, he served, from August 1987 to February 1989, as Vice Chairman of the Board and Chief Operating Officer of Management Company Entertainment Group, Inc. ("MCEG"), a diversified distributor of entertainment products and, thereafter, as its Vice Chairman of the Board until May 1990. In November 1990, a petition for involuntary bankruptcy was filed against MCEG which, on MCEG's motion, was converted to Chapter 11 of the Bankruptcy Code. In March 1992, MCEG emerged from Chapter 11.

           Dorothy Roach and Alfred J. Roach are married and the parents of Timothy J. Roach.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

           During the Company's fiscal year ended June 28, 1996, three meetings of the Company's Board of Directors were held. In addition, during that fiscal year, the Board acted by unanimous consent on six occasions following informal discussions.

           The Board of Directors has Audit and Compensation Committees. The Board does not have a standing nominating committee or committee performing a similar function.

           The principal functions of the Audit Committee are to nominate independent auditors for appointment by the Board; meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; meet with the Company's financial management and independent auditors to review matters relating to internal accounting controls, the

Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and report to the Board periodically with respect to such matters. The members of the Audit Committee are James R. Grover, Jr. and Joseph C. Hogan. The Audit Committee met one time during the Company's fiscal year ended June 28, 1996.

           The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant all options under, and administer, the Company's present and future employee stock option plans; examine, administer and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. The present members of the Compensation Committee are Joseph C. Hogan and William G. Sharwell (who was elected to the Compensation Committee by the Board of Directors on August 12, 1996 to replace James R. Grover, Jr. on this Committee). While the Compensation Committee held no formal meetings during the Company's fiscal year ended June 28, 1996, it acted by unanimous consent on eight occasions during the year following informal discussions.

           During the Company's fiscal year ended June 28, 1996, each director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees on which such director served that were held during the year, except that C. Bruce Barksdale did not attend one of the three meetings of the Board of Directors held during the year and Dorothy Roach did not attend two of the three meetings of the Board of Directors held during the year.

REQUIRED VOTE

           A plurality of the votes cast by the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

           The Board of Directors recommends that stockholders vote FOR each of Timothy R. Graham, James R. Grover, Jr. and Dorothy Roach to serve as Class II directors.

                               EXECUTIVE OFFICERS


           In addition to Alfred J. Roach, Timothy J. Roach, C. Bruce Barksdale and Dorothy Roach, the following are also executive officers of the Company:

           Virginia M. Hall, 43, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993 and Vice President-Contract Administration from September 1990 until December 1993.

           John T. Hyland, Jr., 60, has served the Company in various capacities since June 1980, most recently serving as Vice President and Treasurer since October 1995. Prior thereto, he served as Senior Vice President-Auditing from September 1994; Vice President-Operations (in charge of the Company's Caribbean based manufacturing operations) from October 1993 until September 1994;

and Vice President and Controller from December 1988 until September 1993. Mr. Hyland holds a Bachelor of Business Administration degree in Accounting from Ohio Christian College and a Master of Business Administration in Finance from Pacific University.

           Dare P. Johnston, 55, has been Vice President - Fiber Optic Operations since December 1993. Ms. Johnston joined the Company in September 1993 with the Company's acquisition of Ditel, Inc., a designer, manufacturer and supplier of fiber optic products. Prior to joining the Company, Ms. Johnston served in various capacities with Ditel, Inc. since January 1989, serving as President since September 1990. Prior to joining Ditel, Inc., Ms. Johnston was employed by NCNB National Bank of North Carolina since 1973, where she served as Senior Vice President since October 1983. Ms. Johnston holds a Bachelor of Arts degree in English from Duke University.

           Carl H. Meyerhoefer, 58, has been Vice President - Research and Development since December 1993. Mr. Meyerhoefer joined the Company in July 1993. Prior to joining the Company, Mr. Meyerhoefer held various positions with Porta Systems, Corp., a manufacturer of telecommunications connection and protection products, since December 1987, serving as Assistant Vice President of Product Manufacturing since July 1991. Mr. Meyerhoefer holds a Bachelor of Science degree in Mechanical Engineering from Stevens Institute of Technology.

           James A. Roach, 43, has served the Company in various capacities since January 1982, serving as Vice President-Marketing and Sales since July 1987. Mr. Roach is the nephew of Alfred J. Roach and the cousin of Timothy J. Roach.

           Paul G. Sebetic, 32, was elected Vice President-Finance and Chief Financial Officer of the Company in October 1996. Mr. Sebetic joined the Company in April 1996 as Corporate Controller. From November 1992 until joining the Company, Mr. Sebetic held various financial management positions with V Band Corporation, a telecommunications equipment manufacturer, serving as Controller since August 1995. From February 1991 through August 1992, Mr. Sebetic was the Financial Controller of the European operations of MacDermid Inc., a specialty chemical manufacturer.

           Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See "Executive Compensation - Employment Agreements" for information concerning the Company's Employment Agreements with Timothy J. Roach, Dare P. Johnston and Carl H. Meyerhoefer.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           The following table sets forth, for the Company's three fiscal years ended June 28, 1996, information concerning the compensation paid by the Company to Timothy J. Roach who served as the Company's Chief Executive Officer, and each of the four other most highly compensated persons who were serving as executive officers of the Company at the end of the Company's fiscal year ended June 28, 1996:

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                    ANNUAL COMPENSATION             AWARD
                                                    -------------------             -----
NAME AND                                                                            STOCK          ALL OTHER
PRINCIPAL POSITION                 YEAR          SALARY            BONUS          OPTIONS (#)     COMPENSATION
------------------                 ----          ------            -----          -----------     ------------

Timothy J. Roach                   1996        $171,618               --               --           $7,586(1)
   Chief Executive                 1995         143,677               --            200,000          7,282
   Officer                         1994         135,230               --               --            7,155


Alfred J. Roach                    1996         150,000       $      200(2)            --               --
   Chairman of the Board           1995         150,000              200(2)         200,000             --
                                   1994         149,623              200(2)            --               --
Dare P. Johnston                   1996         120,779               --             10,000             --
   Vice President -                1995         107,692           77,071             20,000             --
   Fiber Optics                    1994          82,500           75,000             20,000             --
   Operations

Carl H.  Meyerhoefer               1996         116,580               --               --               --
   Vice President -                1995         107,308               --             20,000             --
   Research and                    1994          91,244               --             20,000             --
   Development

James A. Roach                     1996         106,440           24,347(3)          10,000
   Vice President -                1995         100,098           39,554(3)          20,000             --
    Marketing                      1994          91,284           48,220(3)          10,000             --

-------------------------------
1 Includes (i) $1,464 representing the dollar value to Mr. Roach of the portion of the premium paid by the Company on split dollar life insurance policies during such year with respect to the deemed term life insurance portion of the premiums; (ii) $6,122, representing the annual premium paid by the Company on long-term disability insurance maintained by the Company for the benefit of Mr. Roach.

2     Required to be paid under Puerto Rico law.

3     Commissions based on sales.

OPTION GRANTS IN LAST FISCAL YEAR

           The following table contains information concerning options granted during the Company's fiscal year ended June 28, 1996 to the executive officers named in the Summary Compensation Table:

                                                                                     POTENTIAL REALIZABLE
                       NUMBER OF        PERCENT OF                                     VALUE AT ASSUMED
                       SECURITIES     TOTAL OPTIONS                                 ANNUAL RATES OF STOCK
                       UNDERLYING       GRANTED TO      EXERCISE                    PRICE APPRECIATION FOR
                        OPTIONS        EMPLOYEES IN    PRICE PER    EXPIRATION           OPTION TERM
NAME                    GRANTED        FISCAL YEAR       SHARE         DATE           5%               10%
----                    --------      -------------     -------        -----       -------          --------
Dare P. Johnston        10,000             8.3%           $7.50      12/17/2005    $47,167          $119,531
James A. Roach          10,000             8.3%           $6.75      07/02/2005    $42,450          $107,578


           Each option was granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant and is exercisable during a ten year term (subject to early termination in certain instances) with respect to 20% of the number of shares subject to the option in each annual period, on a cumulative basis, commencing one year after the date of grant.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           No options were exercised by any of the executive officers named in the Summary Compensation Table during the Company's fiscal year ended June 28, 1996. The following table contains information with respect to the fiscal year-end value of unexercised options held by the executive officers named in the Summary Compensation Table:


                            NUMBER OF                 VALUE OF
                           UNEXERCISED             UNEXERCISED IN-
                            OPTION AT             THE-MONEY OPTIONS
                           FY-END (#)               AT FY-END ($)
                          EXERCISABLE/              EXERCISABLE/
NAME                      UNEXERCISABLE           UNEXERCISABLE (1)
----                      -------------           -----------------

Alfred J. Roach           80,360/160,000          $256,575/$320,000

Timothy J. Roach          40,000/160,000          $230,000/$320,000


Dare P. Johnston          24,000/26,000           $ 21,500/$ 29,750

James A. Roach            19,000/26,000           $ 36,038/$ 37,250

Carl H. Meyerhoefer       24,000/16,000           $ 62,125/$ 36,000


----------------

(1) Represents the closing price of the underlying Common Stock at fiscal year-end minus the option exercise price.

REMUNERATION OF DIRECTORS


           Non-employee directors receive a fee of $1,000 for each meeting of the Board held and members of Committees of the Board receive a fee of $500 for attending each meeting of the Committee of the Board on which such director serves.

           From August 7, 1992 until July 31,1995, WinStar Services provided financial consulting services to the Company, including identifying and analyzing potential acquisitions and mergers, and evaluating potential investments and other financing arrangements, pursuant to a Consulting Agreement dated June 2, 1992. WinStar Services received a monthly fee of $7,500 for its services. In addition, in connection with entering into the Consulting Agreement in 1992, the Company granted WinStar Services options to purchase an aggregate of 400,000 shares of its Common Stock at varying exercise prices. These options were subsequently transferred by WinStar Services to William J. Rouhana, Jr., Timothy R. Graham and a third party who were officers, directors or employees of WinStar Services. Options covering an aggregate of 320,000 shares have been exercised and options covering an aggregate of 80,000 shares have expired unexercised. Of the options exercised, in January 1996, Mr. Rouhana exercised options covering 144,000, 43,200 and 43,200 shares at exercise prices of $5.00, $5.625 and $6.25 per share, respectively (an aggregate of $1,233,000), and, in February 1996, Mr. Graham exercised options to purchase 20,000, 6,000 and 6,000 shares at exercise prices of $5.00, $5.625 and $6.25 per share, respectively (an aggregate of $171,250). The closing sales prices of the Company's Common Stock on the date the Consulting Agreement was entered into was $4.375 per share (adjusted to give effect to the 1 for 2-1/2 reverse split of outstanding Common Stock effected by the Company on April 26, 1994) and on the dates of exercise of the options ranged from $6.875 to $7.50 per share. Mr. Rouhana, a director of the Company, has been the principal of WinStar Services and its affiliated companies and Mr. Graham, also a director of the Company, has been an officer and director of WinStar Services.


EMPLOYMENT AGREEMENTS

           The Company and Timothy J. Roach are parties to a five-year Employment Agreement, effective as of August 1, 1992, pursuant to which Mr. Roach is to serve as the Company's President, Chief Operating Officer and Vice Chairman of the Board. Since January 1995 Mr. Roach has also served as Chief Executive Officer of the Company. Under the Employment Agreement, Mr. Roach is presently entitled to an annual salary of $195,000 per year (subject to periodic increases which shall not be less than 10% per annum) and bonuses at the discretion of the Board of Directors. In addition, the Agreement requires the Company to provide Mr. Roach (whose principal place of business is the Company's executive offices in Copiague, New York) with an allowance to reimburse him for the cost of maintaining a place of abode in Puerto Rico (where the Company maintains its principal manufacturing facilities) not to exceed 20% of his then salary, to continue to maintain family medical and dental insurance, split dollar life insurance policies in the aggregate amount of not less than $500,000 and long-term disability insurance. Mr. Roach has agreed not to disclose confidential information of the Company during the term of his employment and for a period of four years thereafter. In the event of termination of employment by reason of death or disability, as defined, Mr. Roach or his beneficiary is entitled to receive a continuation of his salary and the family medical benefits for a period of one year. In the event Mr. Roach terminates his employment "for good reason" (in general, adverse changes in his powers, duties, position or compensation), the Company will be required to pay him all compensation due for the unexpired term of the Employment Agreement, but not less than six months compensation, in a lump sum.

           Dare P. Johnston is a party to an Employment Agreement, dated September 23, 1993, with the Company's subsidiary, Ditel, Inc., under which Ms. Johnston is serving as President/General Manager of the Ditel Fiber Optic Division of the Company. The Employment Agreement, as extended, provides for a term expiring September 22, 1999. Under the Employment Agreement, Ms. Johnston's current annual salary is $133,000 per annum, subject to review at the end of each year of employment, with Ms. Johnston to receive a salary increase of up to 10% per year but not less than the percentage increase of a consumer price index. Ms. Johnston has agreed not to disclose confidential information of the Company during and after the term of the Employment Agreement and that, during the term of her employment and for a period of two years thereafter, she will not directly or indirectly engage in certain activities which are competitive with the Company.

           The Company and Carl H. Meyerhoefer are parties to an Employment Agreement, dated July 1, 1993, pursuant to which Mr. Meyerhoefer is serving as Vice President-Research & Development. The Employment Agreement, as extended, provides for a term expiring July 19, 1997. Mr. Meyerhoefer's current compensation is at the rate of $129,000 per annum. Mr. Meyerhoefer has agreed that during the term of the Employment Agreement he will not directly or indirectly engage in certain competitive activities. In addition, he has agreed not to disclose confidential information of the Company during or after the term of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Compensation Committee currently are Joseph C. Hogan and William G. Sharwell. Mr. Sharwell was elected to the Committee in August 1996 to replace James R. Grover, Jr., who served on the Committee with Mr. Hogan during all of the Company's fiscal year ended June 30, 1996. The Company has retained Mr. Grover as legal counsel during the Company's last fiscal year and is retaining him during the Company's current fiscal year. Fees paid Mr. Grover for services rendered to the Company during the Company's fiscal year ended June 28, 1996 were $30,000.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

           The following report is submitted by Messrs. James R. Grover, Jr. and Joseph C. Hogan, who comprised the Compensation Committee of the Board of Directors during the Company's fiscal year ended June 28, 1996. The Compensation Committee, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company. During fiscal 1996, the Committee also had exclusive authority with respect to granting stock options under the Company's 1986 and 1995 Stock Option Plans. In light of recent amendments to certain Securities and Exchange Commission rules, both this Committee and the full Board of Directors may now grant options under these plans. This report for the fiscal year 1996 is rendered by Messrs. Grover and Hogan who comprised the Committee during that period.

           The Compensation Committee has viewed salaries for the Company's executive officers, including its Chief Executive Officer, as a means of providing  a basic  level of  compensation  sufficient  to  attract  and  retain qualified executives. Levels of base salary have been determined, on a subjective basis, in light of the executive's level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company's performance and competitive factors. Bonuses, if given, have been to provide short-term incentive and to reward the executive's personal performance and contribution to the Company's recent overall performance. Bonuses have been determined either on a subjective basis, by reference to specific pre-determined performance targets, achievements, or, at times, agreements entered into as an inducement for an executive to join the Company.

           The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive's interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been made, based upon the executive's performance and expected contribution to the long-term goals of the Company.

           In light of the contribution made by Timothy J. Roach, the Company's Chief Executive Officer, toward the Company's improved earnings and financial condition during fiscal 1995 and fiscal 1996, the Committee determined to increase the annual salary of Mr. Roach in August 1995 from $142,500 to $175,000 and in August 1996 to $195,000. Although these increases exceeded the minimum 10% annual increase to which Mr. Roach is entitled under his Employment Agreement, the Committee believes that these increases were merited based on the Company's net income increases of 23% during fiscal 1995 and 27% during fiscal 1996, as well as Mr. Roach's leadership, efforts and commitment to the Company. Salaries of the Company's other executive officers (other than Alfred J. Roach, whose compensation remained unchanged) were, in general, increased for the fiscal year 1996 to reflect the Company's performance, their individual performance, their contribution to the Company's achievements, inflationary factors and contractual requirements. Options were granted to three executive officers (other than Timothy J. Roach and Alfred J. Roach) to provide additional incentive in furtherance of the Committee's policies.


           Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain "performance based compensation" is excluded from the deduction limitation. Cash compensation being paid by the Company does not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. In fiscal 1994, the Company amended the Company's 1986 Stock Option Plan, with stockholder approval, in a manner designed to enable any compensation thereunder to be excluded from the deduction limitation. The Company's 1995 Stock Option Plan, also stockholder approved, contains similar provisions. Accordingly, Section 162(m) is not expected to affect the Company's ability to deduct items treated as compensation for Federal income tax purposes.



Respectfully submitted,

James R. Grover, Jr.
Joseph C. Hogan

PERFORMANCE GRAPH

            The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended June 28, 1996 with (i) an index of the other publicly held companies that are included within the four-digit
(3661) Standard Industrial Code for telephone and telegraph apparatus manufacturers, (ii) the Nasdaq Telecommunications Index and (iii) the Nasdaq Stock Market-US Index (the Company's Common Stock has been quoted on the Nasdaq National Market System since August 3, 1994 prior to which it was traded on the American Stock Exchange). The comparison assumes $100 was invested on June 30, 1991 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods).



[FOR EDGAR PURPOSE - GRAPHICS INTENTIONALLY REPLACED WITH TABULAR CHART CONTAINING THE GRAPH'S PLOT POINTS]




================================================================================
                                         6/91   6/92   6/93   6/94   6/95   6/96
                                         ----   ----   ----   ----   ----   ----
TII Industries Inc.                      $100   $186   $214   $320   $309   $314
--------------------------------------------------------------------------------
SIC Code Index (Peer Group)              $100   $106   $103   $ 99   $130   $175
--------------------------------------------------------------------------------
Nasdaq Telecommunications Index          $100   $120   $185   $184   $213   $264
--------------------------------------------------------------------------------
Nasdaq Stock Market-US Index             $100   $120   $151   $153   $204   $261
================================================================================

                              CERTAIN TRANSACTIONS

           On July 18, 1991, as an inducement to the Company's then bank lenders to restructure the Company's long-term bank loan, the Company acquired all of the issued and outstanding shares of capital stock of Crown Tool & Die Company ("Crown"), and acquired certain, and leased other, equipment from PRC Leasing, Inc. ("PRC"). At the time Crown was, and PRC remains, corporations wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company. The equipment lease (as amended, the "Equipment Lease"), pursuant to which the Company leases equipment from PRC, has a term expiring July 17, 1999 (subject to an automatic extension until July 17, 2001, unless terminated by either party upon at least ninety days written notice prior to the scheduled renewal period) and provides for rentals at the rate of $200,000 per year. On August 3, 1995, the Company paid PRC $300,000 in payment of rentals for the period July 7, 1994 through January 16, 1996. The Company believes that the rentals charged by PRC are comparable to the rentals which would have been charged by nonrelated leasing companies for similar equipment.

           On August 4, 1995 and September 21, 1995, the Company redeemed 10,000 and 17,626 shares, respectively, of its Series A Preferred Stock (representing all of the issued and outstanding shares of Series A Preferred Stock) from Mr. Roach at the $100 per share liquidation and redemption value of the Series A Preferred Stock. The Series A Preferred Stock was convertible into Common Stock at $6.25 per share, or into an aggregate of 442,016 shares of Common Stock. The closing sales price of the Company's Common Stock on August 4, 1995 and September 21, 1995 were $7.50 and $9.25, respectively. Of such shares of Series A Preferred Stock: (i) 12,390 shares were acquired in exchange for all of the issued and outstanding shares of capital stock of Crown; (ii) 11,850 shares were acquired by Mr. Roach from PRC which, in turn, had acquired 5,000, 2,850 and 4,000 of such shares as part of the purchase price for Crown (which received the 5,000 shares of Series A Preferred Stock in settlement of $500,000 of indebtedness owed by Crown to PRC), for the purchase from PRC of equipment and for rental payments through January 17, 1994 (during which period rental payments were made, as a requirement of the Company's bank lenders, in Series A Preferred Stock in lieu of cash) under the Equipment Lease, respectively; and
(iii) 3,386 shares were issued to Mr. Roach in payment of dividends payable in Series A Preferred Stock on outstanding shares of Series A Preferred Stock.

           Between August 1 and August 4, 1995, Alfred J. Roach (Chairman of the Board of Directors and a director of the Company), Timothy J. Roach (President, Chief Executive Officer and a director of the Company), William J. Rouhana, Jr. (a director of the Company) and Timothy R. Graham (a director of the Company) exercised, in accordance with their terms, Warrants which entitled them to purchase 200,000, 100,000, 129,600 and 48,000 shares of Common Stock, respectively, at $5.00 per share. The Warrants had been issued in a private placement of Common Stock and Warrants by the Company in August 1992 in which investors purchased an aggregate of 2,200,000 shares of Common Stock and Warrants to purchase a like number of shares of Common Stock in units consisting of one share of Common Stock and one Warrant for $2.50 per unit. Messrs. Alfred
J. Roach and Timothy J. Roach had acquired their units in exchange for preferred stock, purchased by them for cash of $500,000 and $250,000, respectively, in February 1992; WinStar Venture II, Inc., a corporation then owned by WinStar Companies (in which, in turn, Mr. Rouhana had sole voting power over the majority of the voting shares) purchased 180,000 of the units and subsequently transferred the Common Stock and Warrants owned by it to Messrs. Rouhana and Graham and a third party. In addition, Mr. Graham purchased 30,000 of such units individually. The closing sales price of the Company's Common Stock on February 21, 1992, the date the Company authorized the private placement was $5.00 per share (adjusted to give effect to the 1 for 2 -1/2 reverse split of outstanding Common Stock effected by the Company on April 26, 1994) and on the dates of exercise of the Warrants ranged from $7.50 per share to $7.81 per share. The Company has caused the shares issued to be registered under the Securities Act of 1933, as amended, for resale pursuant to certain registration rights granted to investors in the private placement, with the cost of such registration being borne by the Company.

           Between January 19, 1996 and February 2, 1996, Mr. Rouhana, Jr. exercised options to purchase 144,000, 43,200 and 43,200 shares of the Company's Common Stock at exercise prices of $5.00, $5.625 and $6.25 per share, respectively, and Mr. Graham exercised options to purchase 20,000, 6,000 and 6,000 shares at exercise prices of $5.00, $5.625 and $6.25 per share, respectively. The options were part of the options granted by the Company to WinStar Services in connection with entering into a Consulting Agreement in June 1992 under which WinStar Services rendered consulting services to the Company until July 1995. The options were subsequently transferred by WinStar Services to Messrs. Rouhana, Graham and a third party. The closing sales prices of the Company's Common Stock on the date the Consulting Agreement was entered into was $4.375 per share (adjusted for the reverse split described above) and on the dates of exercise of the options ranged from $6.875 to $7.50 per share. The Company has caused the shares issued to be registered under the Securities Act of 1933, as amended, for resale pursuant to certain registration rights under the options, with the cost of such registration being borne by the Company. See "Executive Compensation - Remuneration of Directors."



                                   PROPOSAL 2.

          ADOPTION OF AMENDMENTS TO, AND RESTATEMENT OF, THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

           The Company's Board of Directors proposes to amend the Company's current Restated Certificate of Incorporation, as amended, to (i) remove all Class B Stock and Class C Stock from the capital stock which the Company is authorized to issue, (ii) renumber and reletter subsections and revise cross references as a result of deleting the text setting forth the terms of the Class B Stock and Class C Stock and (iii) correct minor typographical errors. The Board of Directors proposes to reflect such amendments in a Restated Certificate of Incorporation which would integrate and combine the full text of the Company's Certificate of Incorporation, as amended, into one document. The complete text of the proposed Restated Certificate of Incorporation as it would read if the amendment and restatement is approved by the shareholders of the Company is attached to this Proxy Statement as Appendix A and the discussion herein is qualified in its entirety by reference thereto.

REASON FOR PROPOSAL


           The Company's Class B Stock was authorized and offered to the stockholders of the Company in 1986 as an alternative to the Company's Class A Common Stock (for those electing to exchange shares of Class A Common Stock for Class B Stock). The Class B Stock was identical to the Common Stock, except that each share of Class B Stock was entitled to ten votes on each matter presented for consideration by vote of stockholders (except that, until 1995, Common Stock, as a separate class, was entitled to elect 25% of the Board of Directors). Each share of Common Stock has been entitled to one vote. Each share of Class B Stock was entitled to only 83-1/3% of any dividends that may have been payable with respect to Common Stock and had only limited transferability rights. However, Class B Stock was convertible at any time into one share of Common Stock, which does not have those transferability limitations. All shares of Class B Stock were automatically converted into Common Stock at such time as the outstanding number of shares of Class B Stock fell below 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock.

           As a result of the voluntary conversion, in September 1995, of 321,284 of the 370,366 issued and outstanding shares of Class B Stock, the automatic conversion provision related to the Class B Stock contained in the Certificate of Incorporation was triggered. As a result, all remaining shares of Class B Stock were automatically converted into Common Stock and, since that time, there have not been any shares of Class B Stock issued or outstanding. The Company's Certificate of Incorporation does not permit the Company to issue any additional shares of Class B Stock without the approval of a majority of the votes of outstanding Common Stock.

           The Company's Class C Stock was authorized in 1979 for potential issuance to a limited number of key employees resident in Puerto Rico who would not be subject to Puerto Rico income taxes on any dividends paid by the Company out of certain earnings. Each share of Class C Stock was entitled to dividends, when, as and if declared by the Board of Directors, at an annual rate of $2.00 per share and were redeemable by the Company at $.01 per share. Except for the initial issuance of 22,500 shares (which shares were subsequently redeemed by the Company), no shares of Class C Stock have been issued and none are outstanding.


PROPOSED AMENDMENTS


           Since the Company does not propose to issue additional shares of either Class B Stock or Class C Stock, the Board is proposing to remove both from the shares which the Company is authorized to issue under its Certificate of Incorporation and, therefore, simplify the Company's Certificate of Incorporation by deleting the complicated provisions of Class B Stock and Class C Stock which are no longer germane. A collateral benefit to the removal of Class B Stock and Class C Stock from authorized capital will be to reduce the Company's franchise tax payable in the State of Delaware.


           As a result of the removal of the 10,000,000 shares of authorized Class B Stock and 100,000 shares of authorized Class C Stock, the Company's authorized  capital  will  consist  of  31,000,000  shares  of  stock  presently
authorized  in  the  Company's  Certificate  of  Incorporation,   consisting  of
30,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share (which the Company, by Board action, may issue in series, with each series to contain such voting powers, designations, preferences and rights, qualifications and restrictions as the Board may fix in connection with the issuance of any series of Preferred Stock). As of the Record Date, 7,430,337 shares of Common Stock were issued and outstanding and no shares of Series B Common Stock, Series C Common Stock or Preferred Stock were issued and outstanding.

           In addition, the proposed Restated Certificate of Incorporation will renumber and reletter subsections and revise cross references in the Certificate of Incorporation as a result of deleting the text setting forth the terms of the Class B Stock and Class C Stock, and correct minor typographical errors (generally to consistently reflect references to the Company with a lower case, rather than an upper case, letter "C") now contained in the Certificate of Incorporation and the amendments thereto.

           The  Board  also  recommends   that  the  Company's   Certificate  of
Incorporation, as amended periodically to date, be restated, integrated and combined into one document. This will simplify the Company's Certificate of Incorporation because all applicable current provisions of the Certificate of Incorporation will be contained in one document instead of in a series of documents.

           The proposed amendments and restatement of the Company's Certificate of Incorporation will have no effect on the rights of the holders of Common Stock.

REQUIRED VOTE

           The affirmative votes of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be required to approve this proposal.


           The Board of Directors unanimously recommends a vote FOR Proposal 2.



                                   PROPOSAL 3.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

           The Board of Directors has selected the firm of Arthur Andersen LLP as the independent public accountants of the Company for the year ending June 27, 1997. Arthur Andersen LLP and its predecessor, Arthur Andersen & Co., have acted for the Company in such capacity for the last twenty-four years. The Board proposes that the stockholders ratify such selection at the Meeting.

           Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE


           The affirmative vote of a majority of the shares present or represented at the Meeting and entitled to vote on this proposal is required to approve the ratification of the Board's action in selecting Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 27, 1997. The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

           From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received by July 1, 1997. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726.

ANNUAL REPORT ON FORM 10-K

           A copy of the Company's Annual Report on Form 10-K for the year ended June 28, 1996, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration, 1385 Akron Street, Copiague, New York 11726, telephone number (516) 789-5000.

SOLICITATION OF PROXIES

           The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

           The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matter or motions, including any matters dealing with the conduct of the Meeting.

                                          By Order of the Board of Directors,


                                                      Dorothy Roach,
                                                      Secretary

October 28, 1996

TII INDUSTRIES, INC

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 4, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 4, 1996, at 4:00 p.m., New York time, at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

           EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.

            A VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.


                                    (continued and to be signed on reverse side)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY, [_]

1.    ELECTION OF DIRECTORS                            FOR ALL
      (check one box only)          FOR    WITHHOLD    EXCEPT
                                    [_]      [_]         [_]
      Timothy R. Graham,
      James R. Grover, Jr. and                       Nominee(s) Written Below
      Dorothy Roach
                                                     ---------------------------

                                                     ---------------------------




                                               FOR        AGAINST      ABSTAIN

2.   To adopt proposed amendments to,          [_]          [_]           [_]
     and restatement of, the Company's
     Certificate of Incorporation.

4.   To ratify the selection of Arthur         [_]          [_]           [_]
     Anderson LLP as independent public
     accountants for the Company.


                                            NOTE: Please sign your name or names
                                            exactly  as  set  forth  hereon.  If
                                            signing   as   attorney,   executor,
                                            administrator,  trustee or guardian,
                                            please   indicate  the  capacity  in
                                            which   you  are   acting.   Proxies
                                            executed by  corporations  should be
                                            signed by a duly authorized  officer
                                            and should bear the corporate seal.

                                            Dated ________  , 1996


                                            ____________________________________
                                            Signature of Stockholder

                                            ____________________________________
                                            Signature of Stockholder

              PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE